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                                                                     EXHIBIT 4.5

                                                 February 2, 1999

ChaseMellon Shareholder Services L.L.C.
450 West 33rd Street
15th Floor
New York, New York 10001
Attn: Vice President -- Stock Transfer Administration

Dear Sir/Madam:

     This letter will serve as your certification, pursuant to Sections 12 and 26 of the Rights Agreement, dated as of November 10, 1994 (the "Rights Agreement"), between the undersigned and ChaseMellon Shareholder Services, L.L.C., as successor to Chemical Bank, as follows:

          (i) Pursuant to Section 11(a)(i) of the Rights Agreement, effective December 14, 1998, the record date of the undersigned's recent two-for-one stock split (the "Stock Split"), the Purchase Price set forth in Section 7(b) of the Rights Agreement became $35.00. Since a new Right was issued in connection with each share of Common Stock issued in the Stock Split, no adjustment is required to be made to the number of Rights or the shares of Common Stock for which such Rights are exercisable.

          (ii) To fulfill the Company's requirement to notify Rights holders of the adjustment under Sections 12 and 26 of the Rights Agreement, a description of this adjustment will be included in the undersigned's Form 10-K for 1998 which will be sent to all holders of Common Stock in early 1999.

          (iii) To the extent that the foregoing is deemed to supplement or amend the Rights Agreement under Section 27, this letter shall effect and reflect such supplement or amendment and I hereby certified that such supplement or amendment is in compliance with Section 27 of the Rights Agreement.

                                          Very truly yours,

                                          LONE STAR INDUSTRIES, INC.

                                          By:     /s/ JAMES W. LANGHAM
                                            ------------------------------------
                                            Name: James W. Langham
                                            Title: Vice President, General
                                                   Counsel and Secretary

AGREED TO:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By:     /s/ FRANK R. MISCIAGNA
    ----------------------------------
    Name: Frank R. Misciagna
    Title: Assistant Vice President